EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated March 16, 2001 accompanying the consolidated financial statements included in the Annual Report of Integrated Packaging
Assembly Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Integrated Packaging Assembly Corporation on Form S-8 (Numbers 333-49365, 333-30457, 333-05571 and 333-88341).



/s/ GRANT THORNTON LLP

Grant Thornton LLP
San Jose, California
March 30, 2001


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